                                                                      EXHIBIT 22
                                                                     PAGE 1 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

 1) Beachfront Properties, Inc.
 2) CBM One Corporation
 3) CBM Two Corporation
 4) East Boston Properties, Inc.
 5) Farrell's Ice Cream Parlour Restaurants, Inc.
 6) G.L. Insurance Corporation
 7) HMC Acquisition Properties, Inc.
 8) HMC Acquisitions, Inc.
 9) HMC Airport, inc.
10) HMC AP Canada, Inc.
11) HMC Boyton Beach, Inc.
12) HMC California Leasing Corporation
13) HMC Eastside Financial Corporation
14) HMC Eastside, Inc.
15) HMC Gateway, Inc.
16) HMC Leisure Park Corporation
17) HMC Mexair, Inc.
18) HMC Mexpark, Inc.
19) HMC Polanco, Inc.
20) HMC Retirement Properties, Inc.
21) HMC SFO, Inc.
22) HMC Toronto EC, Inc.
23) HMC Ventures, Inc.
24) HMC Westport Corporation
25) HMH HPT Courtyard, Inc.
26) HMH Marina, Inc.
27) HMH Pentagon Corporation
28) HMH Properties, Inc.
29) HMH Realty Company, Inc.
30) HMH Restaurants, Inc.
31) HMH Rivers, Inc.
32) HMH WTC, Inc.
33) Host Airport Hotels, Inc.
34) Host Investment, Inc.
35) Host LaJolla, Inc.
36) Host Marriott BCH Hotel Corporation
37) Host Marriott GTN Corporation
38) Host Marriott Hospitality, Inc.
39) Hot Shoppes, Inc.
40) Hotel Properties Management, Inc.
41) Marriott Barbados, Ltd.
42) Marriott's Bickford Family Fare, Inc.
43) Marriott Condominium Development Corporation
44) Marriott Desert Springs Corporation
45) Marriott Family Restaurants, Inc. of Illinois
46) Marriott Family Restaurants, Inc. of Vermont

                                                                      EXHIBIT 22
                                                                     PAGE 2 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

47) Marriott Family Restaurants, Inc. of Wisconsin
48) Marriott FIBM One Corporation
49) Marriott Financial Services, Inc.
50) Marriott Hanover Hotel Corporation
51) Marriott Hotels of NY City
52) Marriott Hotels of San Diego, Inc.
53) Marriott Marquis Corporation
54) Marriott MDAH One Corporation
55) Marriott MHP Two Corporation
56) Marriott Park Ridge Corporation
57) Marriott PLP Corporation
58) Marriott Properties, Inc.
59) Marriott Realty Sales, Inc.
60) Marriott RIBM Three Corporation
61) Marriott RIBM Two Corporation
62) Marriott SBM One Corporation
63) Marriott SBM Two Corporation
64) Marriott YBG Corporation
65) MOHS Corporation
66) Montana Food and Beverage Services, Inc.
67) Philadelphia Airport Hotel Corporation
68) Philadelphia Market Street Hotel Corporation
69) RIBM One Corporation
70) Saga Property Leasing Corporation
71) Saga Restaurants, Inc.
72) SFM Finance Corporation
73) Sparky's Virgin Island, Inc.
74) T.E.C. Operations Limited
75) T.E.C. Hotels Ltd.
76) Wharf Acquisition, Inc.
77) Willmar Distributors, Inc.


                                      E-4